MORTGAGE


THIS MORTGAGE ("Security Instrument") is given as of this ___ day of April, 1999. The mortgagor is Imaging Diagnostic Systems, Inc., a Florida Corporation, whose address is 6331 NW18th Court, Plantation, Florida 33313 ("Borrower"). This Security Instrument is given to Charlton Avenue, LLC, a Cayman LLC, whose address is P. O. Box 31106 SMB, Grand Cayman, Cayman Islands, British West Indies ("Lender"). Borrower owes Lender the principal sum secured by this Mortgage of Two Million Dollars (U.S.) ($2,000,000).

This debt is evidenced by that certain Convertible Debenture, by Borrower, payable to Lender, dated the same date as this Mortgage ("Debenture"), which, if not paid earlier, must be converted in full on April 7, 2001 pursuant to the terms of the Debenture. This Security Instrument secures to Lender: (a) the repayment of the debt evidenced by The Debenture, with interest penalties and all renewals, extensions and modifications of the Debenture; (b) the payment of all other sums, with interest advanced under paragraph 7 to protect the security of this Security Instrument and (c) the performance of Borrower's covenants and agreements under this Security Instrument and the Debenture. For this purpose, Borrower does hereby mortgage, grant and convey to Lender the following described property located in Broward County, Florida:

The Borrower hereby grants to the Lender a secured interest in the Property, as hereinafter defined, in the amount of $2,000,000 which has the address of 6531 NW18th Court Plantation, Florida 33313 ("Property Address");

TOGETHER WITH all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property. All replacements and additions shall also be covered by this Security Instrument. All of the foregoing is referred to in this Security Instrument as the "Property."

BORROWER COVENANTS that Borrower is lawfully seized of the estate hereby conveyed and has the rights to mortgage, grant and convey the Property and that the Property is unencumbered, except for encumbrances of record. Borrower warrants and will defend generally the title to Property against all claims and demands, subject to any encumbrances of record.

THIS SECURITY INSTRUMENT combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property.

UNIFORM COVENANTS Borrower and Lender covenant and agree as follows:

1. PAYMENT OF PRINCIPAL INTEREST AND LIQUIDATED DAMAGES. Borrower shall promptly pay when due (by making cash payments or delivering shares of Common Stock, as required by the Debenture, upon its receipt of conversion notices or making otherwise) the principal of and interest on the debt evidenced by the Debenture and any liquidated damages due under the Debenture.

2. TAXES AND INSURANCE. Subject to applicable law, Borrower shall timely pay, until the Debenture ispaid in full: (a) yearly taxes and assessments which may attain priority over this Security Instrument as a lien on the Property; (b) yearly leasehold payments or ground rents on the Property, if any, (c) yearly hazard or property insurance premiums; and (d) yearly flood insurance premiums, if any.

3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise. all payments received by Lender under paragraph I shall be applied as set forth in the Debenture.

4. CHANGES; LIENS. Borrower shall pay all taxes, assessments, charges, fines and impositions attributable to the Property, which may attain priority over this Security Instrument. and leasehold payments or ground rents, if any. Borrower shall pay them on time directly to the person owed payment. Borrower shall promptly furnish to Lender all notices of amounts to be paid under this paragraph. Borrower shall promptly furnish to Lender receipts evidencing the payments.

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Borrower shall promptly discharge any lien which has priority over this Security
Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender, (b) contests in good faith the lien by, or defends against enforcement of the lien in, legal proceedings which in the Lender's opinion operate to prevent the enforcement of the lien; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument. If Lender determines that any part of the Property is subject to a lien, which may attain priority over this Security Instrument, Lender may give Borrower a notice identifying The lien. Borrower shall satisfy the lien or take one or more of the actions set forth above within 10 days of the giving of notice.

5. HAZARD OR PROPERTY INSURANCE. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term coverage and any other hazards, including floods or flooding, for which Lender requires insurance. This insurance shall be maintained in the amounts and for the periods that Lender requires. The insurance carrier providing the insurance shall be chosen by Borrower subject to Lender's approval which shall not be unreasonably withheld. If Borrower fails to maintain coverage described above, Lender may, at Lender's option, obtain coverage to protect Lender's rights in the Property in accordance with paragraph 7.

        All insurance policies and renewals shall be acceptable to Lender and shall include a standard mortgage clause. Lender shall have the right to hold the policies and renewals. If Lender requires, Borrower shall promptly give to Lender all receipts of paid premiums and renewal notices. In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

        Unless Lender and Borrower otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damaged, if the restoration or repair is economically feasible and Lender's security is not lessened. If the restoration or repair is not economically feasible or Lender's security would be lessened, The insurance proceeds shall be applied to the sums secured by this Security Instrument, whether or cot then due, with any excess paid to Borrower. If Borrower abandons the Property. or does not answer within 30 days a notice from Lender that the insurance carrier has offered to settle a claim, then Lender may collect the insurance proceeds. Lender may use the proceeds to repair or restore the Property or to pay sums secured by this Security Instrument, whether or not then due. The 30-day period will begin when the notice is given.

        Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the payments referred to in paragraph 1 or change the amount of the payments. If under paragraph 21 the Property is acquired by Lender, Borrower's right to any insurance policies and proceeds resulting from damage to the Property prior to the acquisition shall pass to Lender to the extent of the sums secured by this Security Instrument immediately prior to the acquisition.

6. PRESERVATION, MAINTENANCE AND PROTECTION OF THE PROPERTY; LEASEHOLD. Borrower shall not destroy, damage, or impair the Property, allow the Property to deteriorate, or commit waste on the Property, Borrower shall be in default if any forfeiture action or proceeding, whether civil or criminal, is begun that in Lender's good faith judgment could result in forfeiture of the Property or otherwise materially impair the lien created by this Security Instrument or Lender's security interest. Borrower may cure such a default and reinstate, as provided in paragraph 18, by causing the action or proceeding to be dismissed with a ruling that, in Leader's good faith determination, precludes forfeiture of the Borrower's interest in the Property or other material impairment of the lien created by this Security Instrument or Lender's security interest.

7. PROTECTION OF LENDER'S RIGHTS IN THE PROPERTY. If Borrower fails to perform the covenants and agreements contained in this Security Instrument or there is a legal proceeding that may significantly affect Lender's rights in the Property (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture or to enforce laws or regulations), then Lender may do and pay for whatever is necessary to protect the value of the Property and Lender's rights in the Property. Lender's actions may include paying any sums secured by a lien which has priority over this Security Instrument, appearing in court, paying reasonable attorney's fees and entering on the Property to make repairs. Although Lender may take action under this paragraph 7, Lender does not have to do so.

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        Any amounts disbursed by Lender under this paragraph 7 shall become additional debt of Borrower secured by this Security Instrument. Unless Borrower and Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the Debenture rate and shall be payable with interest upon notice from Lender to Borrower requesting payment.

8. MORTGAGE INSURANCE. Intentionally Deleted.

9. INSPECTION. Lender or its agent may make reasonable entries upon and inspections of the property. Lender shall give Borrower notice at the time of or prior to an inspection specifying reasonable cause for the inspection.

10, CONDEMNATION. 'The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of any part of the Property, or for conveyance in lieu of condemnation, am hereby assigned and shall be paid to Lender.

         In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Security Instrument whether or not then due, with any excess paid to Borrower, In the event of a partial taking of the Property in WHICH the fair market value of the Property immediately before the taking is equal to or greater than the amount of the sums secured by this Security Instrument immediately before the taking, unless Borrower and Lender otherwise agree in writing. the sums secured by this Security Instrument shall be reduced by the amount of the proceeds multiplied by the following fraction:
(a) the total amount of the sums secures immediately before the taking, divided by (b) the fair market value of the Property immediately before the taking. Any balance shall be paid to Borrower. In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is less than the amount of sums secured immediately before the taking, unless Borrower and Lender otherwise agree in writing or unless applicable law otherwise provides, the proceeds shall be applied to the sums secured by this security Instrument whether or not the sums are then due.

         If the Property is abandoned by Borrower, or it after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within 36 days after the date the notice is given, Lender is authorized to collect and apply the proceeds, at its option. either to restoration or repair of the Property or to the sums secured by this Security Instrument; whether or not then due.

         Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the payments referred to in paragraph 1 or change the amount of such payments.

11. BORROWER NOT RELEASED; FORBEARANCE BY LENDER NOT A WAIVER. Extension of the time for payment or modification of amortization of the sums secured by this Security Instrument granted by Lender to any successor in interest of Borrower shall not operate to release the liability of the original Borrower or Borrower's successors in interest. Lender shall not be required to commence proceedings against any successor in interest or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Borrower or Borrower's successors in interest. Any forbearance by Lender in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

12. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; CO-SIGNERS. The covenants and agreements of this Security Instrument shall bind and benefit the successors and assignsof Lender and Borrower, subject to the provisions of paragraph 17. Borrower's covenants and agreements shall be joint and several. Any Borrower who co-signs this Security Instrument but does not execute the
Debenture: (a) is co-signing this Security Instrument only to mortgage, grant and convey that Borrower's interest in the Property under the terms of this security Instrument, (b) is not personally obligated to pay the sums secured by this Security Instrument, and (c) agrees that Lender and any other Borrower may agree to extend, modify, forbear or make any accommodations with regard to the terms of this Security Instrument or the Debenture without that Borrower's consent.

13. LOAN CHARGES. Intentionally Deleted.

14. NOTICES. Any notice to Borrower provided for in this Security Instrument shall be given by delivering it or by mailing it by first class mail unless applicable law requires use of another method. The notice shall be directed to

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the Property Address or any other address Borrower designates by notice to
Lender. Any notice to Lender shall be given by first class mail to Lender's address state herein or any other address Lender designates by notice to Borrower. Any notice provided for in this Security Instrument shall be deemed to have been given to Borrower or Lender when given as provided in this paragraph.

15. GOVERNING LAW; SEVERABILITY. This Security Instrument "I he governed by federal law and thelaw of the jurisdiction in which the Property is located. In the event that any provision or clause of the Security Instrument or the Debenture conflicts with applicable law, such conflict shall not affect other provisions of this Security Instrument or the Debenture, which can be given effect without the conflicting provision. To this end the provisions of this Security Instrument and the Debenture are declared to be severable.

16. BORROWER'S COPY. Borrower shall be given one conformed copy of the Debenture and of this Security Instrument.

17. TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN BORROWER. If all or any part of the property or any interest in it is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender's prior written consent Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.

         If Lender exercises its option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument, If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

18. BORROWER'S RIGHT TO REINSTATE. If Borrower meets certain conditions, Borrower Shall have the right to have enforcement of this Security Instrument discontinued at any time prior to the earlierof (a) 5 days (or such other period as applicable law may specify for reinstatement) before sale of the Property pursuant to any power of sale contained in this Security Instrument or (b) entry of a judgment enforcing this Security Instrument. Those conditions are that
Borrower: (a) pays Lender all sums which then would be due under this Security Instrument and the Debenture as if no acceleration had occurred; (b) cures any default of any other covenants or agreements; (c) pays all expenses incurred in enforcing this Security Instrument, including, but not limited to, reasonable attorneys' fees; and (d) takes such action as Lender may reasonably require to assure that the lien of ibis Security Instrument, Lender's rights in the Property and Borrower's obligation to paythe sums seemed by this Security Instrument shall continue unchanged. Upon reinstatement by Borrower, this Security Instrument and the obligations secured hereby shall remain fully effective as if no acceleration had occurred- However, this right to reinstate shall not apply in the case of acceleration under paragraph 17.

19. SALE OF DEBENTURE. Intentionally Deleted.

20. HAZARDOUS SUBSTANCES. Borrower shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances on or in the Property. Borrower shall not do, nor allowanyone else to do, anything affecting the Property that is in violation of any Environmental Law. The preceding two sentences shall not apply to the presence, use. or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Property.

        Borrower shall promptly give Lender written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving tile Property and any Hazardous Substance or Environmental Law of which Borrower has actual knowledge. If Borrower learns, or is notified by any governmental or regulatory authority, That any removal or other remediation of any Hazardous Substance affecting the Property is necessary, Borrower shall promptly take all necessary remedial actions in accordance with Environmental Law.

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         As used in this paragraph 20, "Hazardous Substances" are those substances defined as toxic or hazardous substances by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph 20, "Environmental Law" means federal laws and laws of the jurisdiction where the Properly is located that relate to health, safety, or environmental protection.

         NON-UNIFORM COVENANTS. Borrower and Lender further covenant and agree as follows.

21. ACCELERATION; REMEDIES. Lender shall give notice to Borrower prior to acceleration following Borrower's breach of any covenant or agreement in this Security Instrument (but not prior toacceleration under paragraph 17 unless applicable law provides otherwise). 'Me notice shall specify: (a) the default,
(b) the action required to cure the default, (c) a date, not less than 30 days from the date the notice is given to Borrower, by which the default must be cured; and (d) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Instrument, foreclosure by judicial proceeding and sale of the Property. The notice shall further inform Borrower of the right to reinstate after acceleration and the right to assert in the foreclosure proceeding the non-existence of a default or any other defense of Borrower to acceleration and foreclosure. If the default is not cured on or before the date specified in the notice, Lender, at its option. may require immediate payment in full of all sums secured by this Security instrument without further demand and may foreclose this Security Instrument by judicial proceeding. Lender shall be entitled to collect all expenses incurred in pursuing the remedies provided in this paragraph 2 1, including, but not limited to, reasonable attorneys' fees and costs of title evidence.

22. RELEASE. This mortgage shall only be released after the Registration Statement covering the Company's Common Stock underlying the Debentures, the Series I Convertible Preferred Stock and the Series B Convertible Preferred Stock has been declared effective AND upon the earlier of (a) the day the Company qualifies for listing on AMEX or NASDAQ, and the Company has submitted its application to be listed thereon as long as said listing requirements are not being met through a reverse split of the Company's Common Stock or (b) 180 days from the date the Company receives the third tranche, of funding pursuant to the Subscription Agreement concerning the Debenture financing.

23. ATTORNEYS' FEES. As used in this Security Instrument and the Debenture, "attorneys' fees" shall include any attorneys! fees awarded by an appellate court.

         BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Security Instrument and in any rider(s) executed by Borrower and recorded with it.

         Signed, sealed and delivered in the presence of:

         WITNESSES:                         IMAGING DIAGNOSTIC
                                            SYSTEMS, INC.


         ________________________           By: _____________________________
         Witness                                Linda B. Grable, Its President
                                                Duly authorized

         ________________________
         Witness

The foregoing instrument was acknowledged before me this ___ day of April 1999, by ______________ personally known to me or who has produced _______________ as identification.

Print Name:
Notary Public
My Commission Expires:
PREPARED BY:                                      of

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